As filed with the Securities and Exchange Commission on September 28, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

Under

The Securities Act of 1933

BrightView Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-4190788
(State or other jurisdiction of incorporation or organization) 980 Jolly Road Blue Bell, Pennsylvania (Address of Principal Executive Offices)	(I.R.S. Employer Identification No.) 19422 (Zip Code)

BrightView Holdings, Inc. 2023 Employment Inducement Award Plan

(Full title of the plan)

Jonathan M. Gottsegen, Esq.

Executive Vice President, Chief Legal Officer and Corporate Secretary

BrightView Holdings, Inc.

980 Jolly Road

Blue Bell, Pennsylvania 19422

(844) 235-7778

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

* As permitted by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the BrightView Holdings, Inc. 2023 Employment Inducement Award Plan (the “Plan”) as required by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424(b) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

By this reference, the following documents filed or to be filed by BrightView Holdings, Inc. (the “Registrant”) with the Commission are incorporated into and made a part of this Registration Statement:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, as filed with the Commission on November 17, 2022.

2.	The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended September 30, 2022 from its Definitive Proxy Statement on Schedule 14A, as filed with the Commission on January 26, 2023.

3.	The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended December 31, 2022, as filed with the Commission on February 7, 2023, for the quarter ended March 31, 2023, as filed with the Commission on May 4, 2023 and for the quarter ended June 30, 2023, as filed with the Commission on August 3, 2023.

4.	The Registrant’s Current Reports on Form 8-K, filed with the Commission on December 15, 2022, as amended by the Registrant’s Current Report on Form 8-K/A filed with the Commission on July 21, 2023, March 7, 2023, May 4, 2023, June 5, 2023, June 8, 2023, July 14, 2023, August 28, 2023, August 28, 2023, September 1, 2023 and September 1, 2023 (in each of the foregoing cases, other than portions of that document deemed to be furnished and not filed).

5.	The description of the Registrant’s common stock, $0.01 par value per share (“Common Stock”) contained in Exhibit 4.5 to its Annual Report on Form 10-K for the fiscal year ended September 30, 2022, as filed with the Commission on November 17, 2022.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock offered hereby have been sold or which deregisters any shares of such Common Stock then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the above, information that is “furnished” to the Commission shall not be deemed “filed with” the Commission and shall not be deemed incorporated by reference into this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a defendant or respondent in any action, suit, or proceeding by reason of the fact that he or she is, or was, a director or officer of such corporation if the director or officer meets certain conditions of conduct. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his conduct was unlawful. Section 102 of the Delaware General Corporation Law provides limitations on damages payable by officers and directors for breaches of their fiduciary duties as directors, except for liability for any (i) breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or redemption of shares as provided in Section 174 of the Delaware General Corporation Law or (iv) transaction from which the director derived an improper personal benefit.

Article VII of the Company’s Amended and Restated Bylaws provides for mandatory indemnification of any director or officer of the Company who is, was or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director or officer of the Company against all liabilities and expenses incurred in the proceeding. However, the director or officer will not be indemnified for such liabilities and expenses as are incurred because of such director’s or officer’s willful misconduct or knowing violation of the criminal law.

Article VII of the Company’s Third Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation, provide that in every instance permitted under the Delaware General Corporation Law in effect from time to time, a director or officer will be protected from liability to the Company or its shareholders for any monetary damages for breach of fiduciary duty owed to the Company or its stockholders.

The Company maintains a standard policy of officers’ and directors’ liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits have been filed as a part of this Registration Statement and are specifically incorporated by reference:

EXHIBIT INDEX

Exhibit No.                  Description of Exhibits

4.1	Third Amended and Restated Certificate of Incorporation of BrightView Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated July 2, 2018).

4.2	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of BrightView Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated March 7, 2023).

4.3	Amended and Restated Bylaws of BrightView Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated July 2, 2018).

4.4	Stockholders Agreement, dated as of June 27, 2018, among BrightView Holdings, Inc. and the stockholders party thereto (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated July 2, 2018).

4.5	Second Amended and Restated Limited Partnership Agreement of BrightView Parent, L.P., dated June 30, 2014, by and among BrightView GP I, LLC and the other parties party thereto (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1/A dated June 11, 2018).

4.6	Amendment No. 1 to the Second Amended and Restated Limited Partnership Agreement of BrightView Parent, L.P., dated July 5, 2016, by BrightView GP I, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1/A dated June 11, 2018).

4.7	Amendment No. 2 to the Second Amended and Restated Limited Partnership Agreement of BrightView Parent L.P., dated as of June 27, 2018, by and among BrightView GP I, LLC and BrightView Holdings, Inc. (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated July 2, 2018).

4.8	Description of Registrant’s Securities (incorporated by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-K dated November 21, 2019).

4.9	Certificate of Designations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated August 28, 2023).

5.1ǂ	Opinion of Troutman Pepper Hamilton Sanders LLP with respect to the validity of the Common Stock.

23.1ǂ	Consent of Deloitte & Touche LLP, independent registered certified public accounting firm.

23.2ǂ	Consent of Troutman Pepper Hamilton Sanders LLP (included as part of Exhibit 5.1 to the Registration Statement).

24.1ǂ	Powers of Attorney (included in the signature page hereto).

99.1ǂ	BrightView Holdings, Inc. 2023 Employment Inducement Award Plan, effective September 11, 2023.

99.2ǂ	Form of Inducement Restricted Stock Unit Grant.

107.1ǂ	Calculation of Filing Fee Table.

ǂ Filed herewith.

Item 9.	Undertakings.

(a)          The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.           To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.          To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective Registration Statement; and

iii.         To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to applicable law, the Registrant’s certificate of incorporation or bylaws, as such may be amended from time to time, the Registrant’s indemnification agreements or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Bell, Pennsylvania, on the date or dates indicated below.

BRIGHTVIEW HOLDINGS, INC. (Registrant)

September 28, 2023	By:	/s/ Jonathan M. Gottsegen
Jonathan M. Gottsegen
Executive Vice President, Chief Legal Officer and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Brett Urban and Jonathan M. Gottsegen his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James R. Abrahamson	Interim President, Chief Executive Officer, and Director (Principal Executive Officer)	September 28, 2023
James R. Abrahamson

/s/ Brett Urban	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 28, 2023
Brett Urban

/s/ Brian Jackson	Chief Accounting Officer (Principal Accounting Officer)	September 28, 2023
Brian Jackson

/s/ Paul E. Raether	Chairman of Board of Directors	September 28, 2023
Paul E. Raether

/s/ Kurt Barker	Director	September 28, 2023
Kurt Barker

/s/ Jane Okun Bomba	Director	September 28, 2023
Jane Okun Bomba

/s/ William Cornog	Director	September 28, 2023
William Cornog

/s/ Josh Goldman	Director	September 28, 2023
Josh Goldman

/s/ Frank Lopez	Director	September 28, 2023
Frank Lopez

/s/ Richard W. Roedel	Director	September 28, 2023
Richard W. Roedel

/s/ Mara Swan	Director	September 28, 2023
Mara Swan